UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2025

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 S. River Drive, Suite 370
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 9, 2025, the Board of Directors of Amtech Systems, Inc. (the “Company”), approved the appointment of Mr. Mark Weaver as the Company’s Interim Chief Financial Officer, effective December 16, 2025, reporting to the CEO of the Company. In this role, Mr. Weaver will also serve as the Company’s principal accounting officer and principal financial officer, effective as of the same date. As previously disclosed in the Company’s Current Report on Form 8‑K filed on November 26, 2025, Mr. Wade M. Jenke submitted his resignation as Chief Financial Officer, effective as of the close of business on December 29, 2025. Mr. Weaver’s appointment fills the resulting vacancy.

Mark Weaver, age 65, previously served as Vice President, Chief Accounting Officer and Corporate Controller of Rogers Corporation, a publicly traded leader in advanced engineered materials, from November 2017 until May 2024. From December 2016 through November 2017, Mr. Weaver served as Vice President, Corporate Controller and Chief Accounting Officer of Internap Corporation, a public company based in Atlanta, Georgia that specializes in the provision of Internet infrastructure services. From March 2015 to December 2016, Mr. Weaver served as a finance and reporting consultant at Resources Global Professionals, a multinational professional services firm. From 2011 through 2014, Mr. Weaver served as Chief Accounting Officer and Vice President, US GAAP Reporting and Compliance at NXP Semiconductors N.V., a public company based in the Netherlands. Mr. Weaver holds a B.S. in Accounting from Kings College and an MBA from Fairleigh Dickinson University.

Mr. Weaver entered into an offer letter with the Company, effective December 16, 2025, in connection with his appointment as Interim Chief Financial Officer of the Company. Under the terms of the offer letter, Mr. Weaver will receive an annual base salary of $290,000. Mr. Weaver will also be entitled to (i) participate in all employee benefit programs, plans and arrangements (including, without limitation, the 401(k) plan with discretionary company match, group medical, life, disability, dental and vision coverage. Mr. Weaver’s interim role as Chief Financial Officer is currently expected to end at March 30, 2026. Mr. Weaver’s offer letter is an at-will agreement.

There are no arrangements or understandings between Mr. Weaver and any other person pursuant to which Mr. Weaver was appointed Interim Chief Financial Officer. Mr. Weaver has no family relationship with any director or other executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	December 15, 2025	By:	/s/ Robert C. Daigle
Name: Robert C. Daigle Title: Chief Executive Officer